UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2024

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On August 16, 2024, CytoSorbents Corporation (the “Company”) entered into an Amended and Restated Letter Agreement (the “Amended and Restated Agreement”) with ROKK, LLC (“ROKK”), pursuant to which the parties amended and restated that certain Letter Agreement, dated as of August 11, 2003, originally entered into by and between RenalTech International, LLC (the predecessor to the Company) and Guillermina Vega Montiel (the “Original Agreement”).

As previously disclosed, under the Original Agreement, the Company is subject to a perpetual royalty payment pursuant to which the Company is obligated to pay ROKK a royalty payable in amount equal to three percent (the “Royalty Percentage”) of all gross revenues received by the Company from the sale of its CytoSorb device.

While the Royalty Percentage remained unchanged, the Company and ROKK entered into the Amended and Restated Agreement to, among other items, define the scope of the term “gross revenue” from which the royalty payment is calculated. Under the Amended and Restated Agreement, “gross revenue” means the (i) gross amount recognized as revenue by the Company and its affiliates in accordance with generally accepted accounting principles in respect of the sale of the Covered Product in the fields of sepsis, cardio-pulmonary bypass, organ donation, chemotherapy and inflammation control (the “Fields”), less certain deductions, plus (ii) amount of any payments actually received by the Company or any of its affiliates from any third party licensee or sub-licensee with respect to the right to develop, manufacture, or commercialize the Covered Product in the Fields, plus (iii) net amount of any proceeds from the disposition of the Company’s intellectual property specifically related to the Covered Product. Under the Amended and Restated Agreement, the term “Covered Product” means the Company’s flagship product, CytoSorb, together with the currently commercialized versions of VetResQ and ECOS-300CY, as well as the versions of DrugSorb and DrugSorb-ATR that have been evaluated in human clinical trials, in each case as of the date of the Amended and Restated Agreement.

The above description of the Amended and Restated Agreement does not purport to be complete and is qualified in its entirety by the full text thereof, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2024	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer